SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On June 20, 2005, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing the acquisition of a 30-hotel portfolio from CNL Hotels and Resorts, Inc. for $465.0 million, the completion of a $370.0 million mortgage loan, and the issuance of 6,454,816 shares of Series B cumulative convertible redeemable preferred stock.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMTENTS AND EXHIBITS

Exhibit
Number

99.1   Press Release of the Company dated June 20, 2005, furnished under Item 7.01, announcing acquisition of a 30-hotel portfolio from CNL Hotels and Resorts, Inc. for $465.0 million, the completion of a $370.0 million mortgage loan, and the issuance of 6,454,816 shares of Series B cumulative convertible redeemable preferred stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005
ASHFORD HOSPITALITY TRUST, INC.
By: /s/ DAVID A. BROOKS David A. Brooks Chief Legal Officer